UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

As previously announced, Kenneth M. Smith, the Senior Vice President and Chief Information and Human Resources Officer of PolyOne Corporation (the “Company”), will retire from the Company, effective June 6, 2014.

In connection with his retirement, on May 15, 2014, the Compensation Committee of the Company’s Board of Directors approved the full vesting upon retirement of all of Mr. Smith’s outstanding compensation awards, as he would otherwise have been entitled to receive only pro rata vesting upon retirement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 15, 2014 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed on April 3, 2014.

a) The following individuals were nominated in 2014 to serve as directors until the 2015 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Richard H. Fearon	85,977,216	260,983	3,960,164
Gregory J. Goff	84,620,321	1,617,878	3,960,164
Gordon D. Harnett	82,248,898	3,989,301	3,960,164
Sandra B. Lin	85,968,877	269,322	3,960,164
Richard A. Lorraine	85,926,717	311,482	3,960,164
Stephen D. Newlin	84,833,829	1,404,370	3,960,164
Robert M. Patterson	85,176,770	1,061,429	3,960,164
William H. Powell	83,251,903	2,986,296	3,960,164
Kerry J. Preete	84,593,984	1,644,215	3,960,164
Farah M. Walters	82,153,924	4,084,275	3,960,164
William A. Wulfsohn	83,306,277	2,931,922	3,960,164

b) The shareholders approved, on an advisory basis, our named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
75,020,914	11,070,251	220,284	3,886,914

c) The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

For	Against	Abstain
89,857,725	247,768	92,870

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Vice President, General Counsel and Secretary

Date: May 16, 2014